Filed pursuant to Rule 424(b)(5)
Registration No. 333-282264

PROSPECTUS SUPPLEMENT
(To prospectus dated October 3, 2024)

PainReform Ltd.

Up to $1,350,000
Ordinary Shares

We have entered into an At-the-Market Offering Agreement with H.C. Wainwright & Co., LLC, or Wainwright, dated October 16, 2024, or the Offering Agreement, relating to the sale of our ordinary shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell our ordinary shares, having an aggregate offering price of up to $1.35 million from time to time through or to Wainwright as sales agent or principal.

Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Wainwright is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. The ordinary shares to which this prospectus supplement relates will be sold through Wainwright on any given day. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of any ordinary shares sold under the Offering Agreement. In connection with the sale of the ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act. The offering of ordinary shares pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of the ordinary shares provided for in this prospectus supplement; or (ii) termination of the Offering Agreement as permitted therein. See “Plan of Distribution” beginning on page S-7 regarding the compensation to be paid to Wainwright.

Our ordinary shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “PRFX”. The last reported sale price for our ordinary shares on October 15, 2024 as quoted on Nasdaq was $0.57 per share.

The highest aggregate market value of our outstanding ordinary shares held by non-affiliates within the 60 days prior to this prospectus supplement was approximately $4.06 million, based on 2,226,452 ordinary shares outstanding, of which 2,171,579 are held by non-affiliates, and the closing sale price of our ordinary shares on Nasdaq of $1.866 on August 19, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding ordinary shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75.0 million. During the 12 calendar-month period that ends on, and includes, the date of this prospectus supplement, we have not sold any our securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company” and “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in the ordinary shares involves a high degree of risk. Please carefully consider the risks discussed in this prospectus supplement under “Risk Factors” beginning on page S-7 and the “Risk Factors” in “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus supplement and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase the ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ordinary shares being offered by this prospectus supplement, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 16, 2024

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-282264) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on October 3, 2024. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $50 million of ordinary shares, warrants, subscription rights and/or units of the foregoing securities. We sometimes refer to the ordinary shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ordinary shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $1.35 million of our ordinary shares through or to H.C. Wainwright & Co., LLC, or Wainwright, at prices and on terms to be determined by market conditions at the time of the offering. These sales, if any, will be made pursuant to the terms of the At-the-Market Offering Agreement with Wainwright, dated October 16, 2024, or the Offering Agreement, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission, or the SEC, that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: PainReform Ltd., 65 Yigal Alon St., Tel Aviv, Israel 6744316, Tel: +972-3-7177051.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Wainwright has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate as of any date other than as of the respective dates thereof, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “PainReform” refer to PainReform Ltd.

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Our reporting currency and functional currency is the U.S. dollar. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are a clinical stage specialty pharmaceutical company focused on the reformulation of established therapeutics.  Our proprietary extended-release drug-delivery system is designed to provide an extended period of post-surgical pain relief without the need for repeated dose administration while reducing the potential need for the use of opiates.

Our strategy is to incorporate generic drugs with our proprietary extended-release drug-delivery system in order to create extended-release drug products and to take advantage of the 505(b)(2) regulatory pathway created by the FDA.  The 505(b) (2) new drug application, or NDA, process, provides for FDA approval of a new drug based in part on data that was developed by others, including published literature references and data previously reviewed by the FDA in its approval of a separate application.  PRF-110, our first product candidate, is based on the local anesthetic ropivacaine, targeting the post-operative pain relief market.  PRF-110 is an oil-based, viscous, clear solution that is deposited directly into the surgical wound bed prior to closure to provide localized and extended post-operative analgesia.

In a small, 15-patient Phase 2 proof-of-concept clinical study in hernia repair, PRF-110 provided substantial pain reduction for up to 72 hours post-operatively. A comparison of these results to historical data for ropivacaine alone suggests a substantial advantage to using PRF-110 over the local analgesic agent, ropivacaine, alone. As indicated in the FDA approved drug description, ropivacaine provides pain relief for only 2 to 6 hours. The surgeons that participated in the PRF-110 Phase 2 trial reported that it was easily integrated into the procedure and was non-disruptive of existing surgical techniques. Ropivacaine, the active drug used in PRF-110, is a safe and well-characterized local analgesic agent and the other components that make up the remainder of the PRF-110 formulation are classified as GRAS (Generally Regarded As Safe) by the FDA, mitigating many potential safety issues that are common in drug development.

In March 2023, we initiated our first Phase 3 clinical trial of PRF-110 in the United States, for pain treatment of patients undergoing bunionectomy, successfully completing the first part of the Phase 3 clinical study soon thereafter in a PK study of 15 patients undergoing bunionectomy.

In May 2023, we announced that our supplier of active pharmaceutical ingredient, or API, received a deficiency notice from the FDA related to the supplier’s Drug Master File—the file on record with FDA representing the manufacturing process and facility to produce the API. As a result of this notice, the second part of our first Phase 3 clinical trial was delayed until September 2023, once the required information was provided to the FDA, resolving the deficiency notice.  None of the issues raised were related to our PRF-110 product.  In October 2023, we reactivated our clinical study, enrolling the first patients in the second part of the Phase 3 trial. We expect our study will ultimately include up to 415 patients in the double-blind study multiple clinical sites in the U.S., measuring pain reduction by PRF-110 over 72 hours, compared with placebo and Naropin® (ropivacaine). In total, over 200 patients have been enrolled at eight clinical sites across the U.S. and we expect to publish the preliminary top-line results in the third quarter of 2024.

After the successful completion of our first Phase 3 clinical trial of patients undergoing bunionectomy, we plan to initiate a second trial for pain treatment of hernia repair operations.

We expect to continue incurring losses, and negative cash flows from operations until our product, PRF-110, reaches commercial profitability, if at all. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we believe we only have sufficient resources to fund operations through the end of the fourth quarter of 2024, and we will be required to raise additional capital in the future to complete our clinical trials. Therefore, there is substantial doubt about our ability to continue as a going concern.

We expect to continue to incur significant expenses and increasing losses for next several years. Our net losses may fluctuate significantly from period to period, depending on the timing of our planned clinical trials and expenditures on our other research and development and commercial development activities. We expect our expenses will increase substantially over time as we:

•	continue the ongoing and planned preclinical and clinical development of our drug candidates;
•	build a portfolio of drug candidates through the acquisition or in-license of drugs, drug candidates or technologies;
•	initiate preclinical studies and clinical trials for any additional drug candidates that we may pursue in the future;
•	seek marketing approvals for our current and future drug candidates that successfully complete clinical trials;
•	establish a sales, marketing and distribution infrastructure to commercialize any drug candidate for which we may obtain marketing approval;
•	develop, maintain, expand and protect our intellectual property portfolio;
•	implement operational, financial and management systems; and
•	attract, hire and retain additional administrative, clinical, regulatory and scientific personnel.

Recent Developments

December 2023 Warrant Repricing

On December 26, 2023, we entered into an inducement offer letter agreement, or the 2023 Inducement Letter, with a certain holder, or the 2023 Holder, of certain of our existing warrants to purchase up to (i) 50,205 ordinary shares issued on July 14, 2023 at an exercise price of $54.00 per ordinary share, or the July 14 Warrants, and (ii) 27,778  ordinary shares issued on July 18, 2023 at an exercise price of $54.00 per ordinary share, or the July 18 Warrants, and together with the July 14, Warrants, the 2023 Existing Warrants.

Pursuant to the 2023 Inducement Letter, the 2023 Holder agreed to exercise for cash its 2023 Existing Warrants to purchase an aggregate of 77,983 ordinary shares at a reduced exercise price of $17.1 per ordinary share in consideration of our agreement to issue new warrants to purchase ordinary shares, or the 2023 New Warrants, as described below, to purchase up to an aggregate of 155,965 ordinary shares, at an exercise price of $17.1 per ordinary shares.

We engaged H.C. Wainwright & Co., LLC, or Wainwright, to act as our exclusive placement agent in connection with the transactions contemplated by the 2023 Inducement Letter. We also agreed to issue to Wainwright or its designees warrants, or the 2023 Placement Agent Warrants, to purchase up to 5,459 ordinary shares (representing 7.0% of the 2023 Existing Warrants being exercised) which have the same terms as the 2023 New Warrants except the 2023 Placement Agent Warrants have an exercise price equal to $21.375 per ordinary share (125% of the reduced exercise price of the 2023 Existing Warrants). Similar to the 2023 New Warrants, the 2023 Placement Agent Warrants are immediately exercisable from the date of issuance until the five year anniversary of such date.

The closing of the transactions contemplated pursuant to the 2023 Inducement Letter occurred on December 28, 2023.

April 2024 Financing

On April 15, 2024, we sold to certain institutional investors an aggregate of (i) 74,583 of our ordinary shares, or the Shares, (ii) 758,750 prefunded warrants to purchase 758,750 ordinary shares, or the Prefunded Warrants, and (iii) 833,334 warrants to purchase 833,334 ordinary shares, or the Investor Warrants, at a purchase price of $4.80 per Share and accompanying Investor Warrant, and $4.7999 per Prefunded Warrant and accompanying Investor Warrant, resulting in gross proceeds of approximately $4.0 million, before deducting our offering expenses.

In addition, we also amended the terms of certain existing warrants to purchase up to an aggregate of 155,966 ordinary shares that were previously issued in December 2023, or the December 2023 Warrants. Pursuant to the terms of the amendment, or the Warrant Amendment, the exercise price of the December 2023 Warrants was reduced to $4.80 per share, and the expiration date was amended to April 2029.

September 2024 Warrant Repricing

On September 10, 2024, we entered into an inducement offer letter agreement, or the 2024 Inducement Letter, with certain holders, or the 2024 Holders, of certain of our existing warrants to purchase up to (i) 155,966 ordinary shares issued on December 28, 2023, as amended on April 16, 2024, at an exercise price of $1.60 per ordinary share, or the December 2023 Warrants, and (ii) 833,334  ordinary shares issued on April 16, 2024 at an exercise price of $1.60 per ordinary share, or the April 2024 Warrants, and together with the December 2023 Warrants, or the 2024 Existing Warrants.

Pursuant to the 2024 Inducement Letter, each 2024 Holder respectively agreed to exercise for cash its 2024 Existing Warrants to purchase an aggregate of 989,300 ordinary shares at a reduced exercise price of $1.60 per ordinary share in consideration of our agreement to issue new warrants to purchase ordinary shares, or the 2024 New Warrants, as described below, to purchase up to an aggregate of 1,978,600 ordinary shares, or the 2024 New Warrant Shares, at an exercise price of $1.60 per ordinary shares.

We engaged Wainwright to act as our exclusive placement agent in connection with the transactions contemplated by the 2024 Inducement Letter. We also agreed to issue to Wainwright or its designees warrants, or the 2024 Placement Agent Warrants to purchase up to 69,251 ordinary shares (representing 7.0% of the 2024 Existing Warrants being exercised) which have the same terms as the 2024 New Warrants, except the 2024 Placement Agent Warrants have an exercise price equal to $2.00 per ordinary share (125% of the reduced exercise price of the 2024 Existing Warrants). Similar to the 2024 New Warrants, the 2024 Placement Agent Warrants are immediately exercisable from the date of issuance until the five-year anniversary of such date.

The closing of the transactions contemplated pursuant to the 2024 Inducement Letter occurred on September 11, 2024.

Nasdaq Minimum Bid Price Requirement

On May 28, 2024, we received a letter from the Nasdaq Listing Qualifications notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Requirement, because the closing bid price of our ordinary shares was below $1.00 per share for the previous 30 consecutive business days. We were granted 180 calendar days, or until November 25, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Rule, the Company’s ordinary shares are required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days.

On September 9, 2024, we effected a reverse share split of the ordinary shares at the ratio of 1-for-6, such that each six (6) ordinary shares, par value NIS 0.30 per share, were consolidated into one (1) ordinary share, no par value, or the September 2024 Reverse Split. September 9, 2024 was the first date when our ordinary shares began trading on Nasdaq after implementation of the reverse split. Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as share prices appearing in this prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

On October 10, 2024, we called for an extraordinary general meeting of shareholders seeking to, among other proposals, approve a 1-for-4 reverse share split of our authorized ordinary shares, or the Proposed Reverse Split. The extraordinary general meeting of shareholders is set to take place on November 4, 2024. As of the date of this prospectus supplement, our shareholders have not voted on the Proposed Reverse Split, and the Proposed Reverse Split has not been taken effective.

Recent Developments Affecting Our Business

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas. In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. As a result, Israel commenced a multi-front military campaign against Hamas and these other terrorist organizations. Nevertheless, our clinical and business development activities remain on track. See also Risk Factors – “Conditions in the Middle East and in Israel may harm our operations.”

Corporate Information

We were incorporated under the laws of the State of Israel in November 2007. Our principal executive offices are located at 65 Yigal Alon St., Tel Aviv, Israel 6744316. Our telephone number is +972-3-717-7051. Our corporate website address is www.painreform.com. Information contained on or accessible through our website is not a part of nor incorporated into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Puglisi & Associates, or Puglisi, serves as our authorized representative in the United States for certain limited matters. Puglisi’s address is 850 Library Avenue, Newark, Delaware 19711.

THE OFFERING

Ordinary shares offered by us	Ordinary shares, having an aggregate offering price of up to $1.35 million.

Ordinary shares outstanding prior to the offering	2,226,452 ordinary shares as of September 30, 2024.

Ordinary shares to be outstanding after this offering
4,335,827 ordinary shares, assuming sales of 2,109,375 of ordinary shares in this offering at an offering price of $0.64 per share, which is the last reported sale price of the ordinary shares on the Nasdaq Capital Market on October 7, 2024. The actual number of ordinary shares will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to Wainwright, as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of proceeds
We currently intend to use the net proceeds from the Offering for continued development of our pipeline products, as well as general corporate purposes.

See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors
Investing in the ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ordinary shares.

Nasdaq Capital Market symbol for our ordinary shares	“PRFX”

Unless otherwise stated, all information in this prospectus supplement, is based on 2,226,452 ordinary shares outstanding as of September 30, 2024, and does not include the following as of that date:

●	options to purchase 73,242 ordinary shares with a weighted average exercise price of $31.80 per share, granted under the 2019 PainReform Ltd. Option Plan, or together, our equity incentive plans;

●	26,758 ordinary shares reserved for future awards under our equity incentive plans; and

●	warrants to purchase 2,183,370 ordinary shares at a weighted average exercise price of $322.68.

Unless otherwise indicated, all information in this prospectus supplement assumes or gives effect to:

●	no exercise of the options and the warrants described above; and

●	the reverse share split effected on September 9, 2024.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, as well as the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We currently intend to use the net proceeds of this offering to advance the clinical development of our pipeline products, as well as general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of ordinary shares we will sell under the Offering Agreement with Wainwright, as well as the price at which we may sell such ordinary shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement with Wainwright and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the Offering Agreement. The number of ordinary shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Wainwright In addition, the price at which ordinary shares are sold by Wainwright, from time to time, will be dependent on the market price of our ordinary shares and, as a result, purchasers of our ordinary shares that are sold under the Offering Agreement may purchase such ordinary shares at different prices. Because the price per share of each ordinary share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

A substantial number of our ordinary shares will be sold in this offering, and we may sell or issue additional ordinary shares in the future, which could cause the price of the ordinary shares to decline.

Assuming we will sell an aggregate of 2,109,375 ordinary shares during the term of the Offering Agreement with Wainwright, which will equal approximately 103% of our outstanding ordinary shares as of the date of this prospectus supplement.  This sale and any future issuances or sales of a substantial number of ordinary shares or ordinary shares in the public market or otherwise, including during this offering, or the perception that such issuances or sales may occur, could adversely affect the price of the ordinary shares. We may issue a substantial number of ordinary shares in connection with the exercise of warrants and options to purchase our ordinary shares, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the ordinary shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time in the future, including during this offering, offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares, including during this offering. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.

The price of the ordinary shares may be volatile.

The market price of the ordinary shares has fluctuated in the past. Consequently, the current market price of the ordinary shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ordinary shares.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares sold in this offering. In addition, subject to the final determination by our board of directors, or our Board, there is no minimum or maximum sales price for ordinary shares to be sold in this offering. Investors may experience a decline in the value of the ordinary shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Conditions in the Middle East and in Israel may harm our operations.

Our executive office and research and development facilities are located in Israel. Most of our officers and directors are residents of Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. As a result of the events of October 7, 2023, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. As of the date of this prospectus supplement, we have not been impacted by any absences of personnel at our service providers or counterparties located in Israel. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of the date of this prospectus supplement, we currently have 3 full-time employees and 2 independent contractors at the executive level, all 5 of whom are located in Israel.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our clinical trials of PRF-110. Of the seven clinical sites currently participating in our clinical trials, none are located in Israel. Additionally, in 2021, we put in place a plan and actions directed at shifting manufacturing and scale-up operations of PRF-110 to North America and engaged Pharmaceutics International, a U.S.-based contract manufacturing organization for the purpose of manufacturing our clinical trial batches. As such, our clinical and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general. if the war extends for a long period of time or expands to other fronts, such as Iran, our operations may be adversely affected.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Israel has carried out a number of targeted strikes on sites belonging to these terror organizations and in October 2024, Israel began limited ground operations against Hezbollah in Lebanon.  In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles, has threatened to continue to attack Israel, and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could adversely affect business conditions and our results of operations and could make it more difficult for us to raise capital and could adversely affect the market price of our ordinary shares. An escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and our business. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of direct damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred, and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

If we fail to maintain compliance with NASDAQ’s continued listing requirements, our shares may be delisted from the NASDAQ Capital Market.

On May 28, 2024, we received a letter from the Nasdaq Listing Qualifications notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Rule, because the closing bid price of our ordinary shares was below $1.00 per share for the previous 30 consecutive business days. We were granted 180 calendar days, or until November 25, 2024, to regain compliance with the Minimum Bid Price Rule. To regain compliance with the Minimum Bid Price Rule, the Company’s ordinary shares are required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days. In September 2024, we effected the September 2024 Reverse Split, however our ordinary shares failed to subsequently maintain the minimum closing bid price of $1.00 or more for at least 10 consecutive business days thereafter. As a result, we have called for an extraordinary general meeting of shareholders seeking to, effect the Proposed Reverse Split. However, as of the date of this Prospectus Supplement, the Proposed Reverse Split has not yet been approved and even in the event it does, we cannot guarantee that our ordinary shares will maintain the minimum closing bid price of $1.00 or more for at least 10 consecutive business days thereafter.

No assurance can be given that we will be able to regain compliance with the Minimum Bid Price Rule or comply with the other standards that we are required to meet in order to maintain a listing on such exchange. Our failure to meet these requirements may result in our securities being delisted from Nasdaq.

If our ordinary shares are delisted from Nasdaq, we may seek to list them on other markets or exchanges or our ordinary shares may trade on the pink sheets. In the event of such delisting, our shareholders’ ability to trade, or obtain quotations of the market value of, our ordinary shares would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. In addition, the substantially decreased trading in our ordinary shares and decreased market liquidity of our ordinary shares as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, which could materially adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of our ordinary shares may decline further and shareholders may lose some or all of their investment. There can be no assurance that our ordinary shares, if delisted from the Nasdaq in the future, would be listed on another national or international securities exchange or on a national quotation service, the Over-The-Counter Markets or the pink sheets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

•	our ability to continue as a going concern;

•	our history of losses and needs for additional capital to fund our operations and our ability to obtain additional capital on acceptable terms, or at all;

•	our dependence on the success of our initial product candidate, PRF-110;

•	the outcomes of preclinical studies, clinical trials and other research regarding PRF-110 and future product candidates;

•	our limited experience managing clinical trials;

•	our ability to retain key personnel and recruit additional employees;

•	our reliance on third parties for the conduct of clinical trials, product manufacturing and development;

•	the impact of competition and new technologies;

•	our ability to comply with regulatory requirements relating to the development and marketing of our product candidates;

•	our ability to establish and maintain strategic partnerships and other corporate collaborations;

•	the implementation of our business model and strategic plans for our business and product candidates;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	the overall global economic environment;

•	our ability to develop an active trading market for our ordinary shares and whether the market price of our ordinary shares is volatile;

•	our ability to maintain the listing of our ordinary shares on Nasdaq;

•
statements as to the impact of the political and security situation in Israel on our business, including due to the current war between Israel, Hamas, the Hezbollah terror organization in Lebanon, and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq; and

•	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

USE OF PROCEEDS

We may issue and sell our ordinary shares having an aggregate sales price of up to $1.35 million from time to time. Because there is no minimum offering price for the ordinary shares that we may offer from time to time, the actual total public offering amount, commissions to Wainwright and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement as a source of financing.

We currently intend to use the net proceeds from the Offering for continued development of our pipeline products, as well as general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

The distribution of dividends may also be limited by the Israeli Companies Law, 5759-1999, or the Israeli Companies Law. Pursuant to the Israeli Companies Law, subject to certain exceptions with respect to the buyback by the Company of its ordinary shares, the distribution amount is limited to the greater of retained earnings or earnings derived over the two most recent fiscal years, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. If we do not meet such criteria, then we may distribute dividends only with court approval. As of September 30, 2024, we did not have distributable earnings pursuant to the Israeli Companies Law. Dividend distributions may be determined by our Board, as our amended and restated articles of association do not provide that such distributions require shareholder approval.

CAPITALIZATION

The following table presents our capitalization:

●	on an actual basis as of June 30, 2024;
●
on a pro forma basis, giving effect to the receipt of $1.27 million in net proceeds in connection with the exercise of warrants to purchase 989,300 ordinary shares in September 2024, the partial issuance of which is held in abeyance subject to beneficial ownership limitation provisions in such warrants; and

●
on a pro forma as adjusted basis, giving further effect to the sale of an aggregate of 2,109,375 ordinary shares at an assumed price of $0.64 per ordinary share, the last reported sale price of our ordinary shares on October 7, 2024, for aggregate net proceeds of approximately $1.1 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us.

The pro forma and pro forma as adjusted amounts shown below are unaudited, represent management’s estimate, and their accounting treatment has not completed. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of June 30, 2024
	(Actual)	(Pro Forma)	(Pro Forma As Adjusted)
	(U.S.$ in thousands)
Long-term liabilities:	$5,148	$-	$5,148

Shareholders’ equity:
Share premium and capital reserve	52,640	2,370	55,010
Accumulated deficit	(54,681)	-	(54,681)
Total shareholders’ Deficit	(2,041)	2,370	(329)
Total capitalization (long-term liabilities and equity)	$3,107	$2,370	$5,477

The above discussion and table are based on 578,044 ordinary shares outstanding as of June 30, 2024. This number excludes, as of such date:

•	options to purchase 73,242 ordinary shares with a weighted average exercise price of $31.80 per share, granted under the 2019 PainReform Ltd. Option Plan, or together, our equity incentive plans;

•	26,758 ordinary shares reserved for future awards under our equity incentive plans; and

•	warrants to purchase 77,185 ordinary shares at a weighted average exercise price of $499.90;

•
58,333 ordinary shares issuable upon exercise of registered warrants issued to the placement agent or its designees as compensation in connection the April 2024 Private Placement, at an exercise price of $6.00 per share;

•
1,978,600 ordinary shares issuable upon exercise of unregistered warrants issued to the investors in a warrant inducement transaction we completed in September 2024, or the September 2024 Warrant Inducement, at an exercise price of $1.60 per share;

•
69,251 ordinary shares issuable upon exercise of unregistered warrants issued to the placement agent or its designees as compensation in connection with the September 2024 Warrant Inducement, at an exercise price of $2.00 per share;

•	593,000 ordinary shares issued upon exercise of pre-funded warrants issued to an investor at an exercise price of $0.001 per share since June 30, 2024;

•
989,300 ordinary shares issued to the investors in the September 2024 Warrant Inducement in a private placement we completed in April 2024, or the April 2024 Private Placement, at an exercise price of $1.60 per share; and

•	66,108 ordinary shares issued as a result of rounding up of shares following the 1-for-6 reverse share split that we effectuated on September 9, 2024.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement, dated as of October 16, 2024, with Wainwright as sales agent, under which we may issue and sell up to $1.35 million of ordinary shares from time to time through Wainwright as our sales agent pursuant to this prospectus supplement. Sales of the ordinary shares, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, the trading market for the ordinary shares, or any other existing trading market in the United States for the ordinary shares, or sales made to or through a market maker other than on an exchange.

Wainwright will offer the ordinary shares at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of ordinary shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ordinary shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the ordinary shares requested to be sold by us. We or Wainwright may suspend the offering of the ordinary shares being made through Wainwright under the Offering Agreement upon proper notice to the other party.

Settlement for sales of ordinary shares will occur on the first trading day or such other settlement cycle as may be in effect under Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of the ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of Equiniti Trust Company, LLC, or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission equal to 3.0% of the gross sales price of the ordinary shares sold by Wainwright under the Offering Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000. In addition, we have agreed to reimburse Wainwright up to $5,000 per due diligence update session conducted in connection with each date we file our Annual Report on Form 20-F and $2,500 per due diligence update session, if any, for the three, six and nine months ended on and as of the last day of the first, second and third fiscal quarters, respectively. We estimate that the total expenses for the offering payable by us, excluding commissions and other fees payable to Wainwright under the terms of the Offering Agreement, will be approximately $97,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus.

We will report at least quarterly the number of ordinary shares sold through Wainwright under the Offering Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of ordinary shares under the Offering Agreement.

In connection with the sales of ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of the ordinary shares pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of the ordinary shares provided for in this prospectus supplement; or (ii) termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving the ordinary shares while the offering is ongoing under this prospectus supplement.

From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright has acted as our placement agent in our warrant re-pricings in September 2024 and December 2023, and it received compensation for such offerings. However, we have no present arrangements with Wainwright for any further services. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing description of the Offering Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which will be attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering.

This prospectus supplement in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement electronically.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Doron, Tikotzky, Kantor, Gutman, Amit, Gross & Co., Bnei Brak, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Greenberg Traurig, P.A. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the sales agent in connection with the offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, with respect to the securities offered by this prospectus supplement. However, as is permitted by the rules and regulations of the SEC, this prospectus supplement, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus supplement, please refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-41084). These filings contain important information which does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed on February 29, 2024; and

●
our Reports on Form 6-K filed with the SEC on March 7, 2024, April 2, 2024 (solely with respect to the first paragraph of the press release attached thereto as Exhibit 99.1), April 8, 2024, April 9, 2024 (solely with respect to the first and second paragraphs of the press release attached thereto as Exhibit 99.1), April 16, 2024, April 17, 2024, May 15, 2024, May 31, 2024, June 26, 2024, July 9, 2024, August 13, 2024, August 15, 2024, August 26, 2024, August 28, 2024, September 4, 2024, September 10, 2024, September 11, 2024, September 30, 2024, and October 7, 2024 (to the extent expressly incorporated by reference into our effective registration statements); and

●
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 29, 2024, and any amendment or report filed for the purpose of further updating that description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to PainReform Ltd., 65 Yigal Alon St., Tel Aviv, Israel 6744316, telephone number +972-3-7177051. You may also obtain information about us by visiting our website at www.painreform.com. Information contained in our website is not part of this prospectus supplement.

EXPENSES

The following table sets forth costs and expenses, other than any sales agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$56,000	*
Accounting fees and expenses	$40,000	*
Printing expenses	$1,000	*

Total	$97,000	*

*	denotes estimate

PROSPECTUS

PAINREFORM LTD.

$50,000,000

Ordinary Shares
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time up to US $50,000,000 of our ordinary shares, including in the form of warrants to purchase ordinary shares, including in the form of subscription rights and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “PRFX.” The closing price of our ordinary shares, as reported on the Nasdaq Capital Market on September 19, 2024, was $0.753.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is             , 2024

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

PAINREFORM® and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us.  Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names.  Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and financial currency is the U.S. dollar. In this Annual Report, “NIS” means New Israeli Shekel, and “$,” “US$” and “U.S. dollars” mean United States dollars.

On September 9, 2024, we effected a 1-for-6 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, and the par value of each share was decreased from NIS 0.30 per share, to no par value per share.

Our pro forma basic and diluted net loss per share as of December 31, 2023, 2022 and 2021, giving retroactive effect to the 1-for-6 reverse split (which has not yet been taken effective), would have been $42.84, $48.78 and $43.5, respectively, and the weighted average number of shares of ordinary shares used in computing basic and diluted net loss per share as of December 31, 2023, 2022 and 2021 would have been 218,153, 180,293 and 166,594, respectively.

Unless specifically provided otherwise herein, the share and per share information that follows in this prospectus, other than in the historical financial statements and related notes incorporated by reference into this prospectus, have been adjusted to give retroactive effect to the share split.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our annual financial statements and the related notes incorporated by reference into this prospectus before making an investment in our securities.

We are a clinical stage specialty pharmaceutical company focused on the reformulation of established therapeutics.  Our proprietary extended-release drug-delivery system is designed to provide an extended period of post-surgical pain relief without the need for repeated dose administration while reducing the potential need for the use of opiates.

Our strategy is to incorporate generic drugs with our proprietary extended-release drug-delivery system in order to create extended-release drug products and to take advantage of the 505(b)(2) regulatory pathway created by the FDA.  The 505(b) (2) new drug application, or NDA, process, provides for FDA approval of a new drug based in part on data that was developed by others, including published literature references and data previously reviewed by the FDA in its approval of a separate application.  PRF-110, our first product candidate, is based on the local anesthetic ropivacaine, targeting the post-operative pain relief market.  PRF-110 is an oil-based, viscous, clear solution that is deposited directly into the surgical wound bed prior to closure to provide localized and extended post-operative analgesia.

In a small, 15-patient Phase 2 proof-of-concept clinical study in hernia repair, PRF-110 provided substantial pain reduction for up to 72 hours post-operatively. A comparison of these results to historical data for ropivacaine alone suggests a substantial advantage to using PRF-110 over the local analgesic agent, ropivacaine, alone. As indicated in the FDA approved drug description, ropivacaine provides pain relief for only 2 to 6 hours. The surgeons that participated in the PRF-110 Phase 2 trial reported that it was easily integrated into the procedure and was non-disruptive of existing surgical techniques. Ropivacaine, the active drug used in PRF-110, is a safe and well-characterized local analgesic agent and the other components that make up the remainder of the PRF-110 formulation are classified as GRAS (Generally Regarded As Safe) by the FDA, mitigating many potential safety issues that are common in drug development.

In March 2023, we initiated our first Phase 3 clinical trial of PRF-110 in the United States, for pain treatment of patients undergoing bunionectomy, successfully completing the first part of the Phase 3 clinical study soon thereafter in a PK study of 15 patients undergoing bunionectomy.

In May 2023, we announced that our supplier of active pharmaceutical ingredient, or API, received a deficiency notice from the FDA related to the supplier’s Drug Master File—the file on record with FDA representing the manufacturing process and facility to produce the API. As a result of this notice, the second part of our first Phase 3 clinical trial was delayed until September 2023, once the required information was provided to the FDA, resolving the deficiency notice.  None of the issues raised were related to our PRF-110 product.  In October 2023, we reactivated our clinical study, enrolling the first patients in the second part of the Phase 3 trial. We expect our study will ultimately include up to 415 patients in the double-blind study multiple clinical sites in the U.S., measuring pain reduction by PRF-110 over 72 hours, compared with placebo and Naropin® (ropivacaine). In total, over 200 patients have been enrolled at eight clinical sites across the U.S. and we expect to publish the preliminary top-line results in the fourth quarter of 2024.

After the successful completion of our first Phase 3 clinical trial of patients undergoing bunionectomy, we plan to initiate a second trial for pain treatment of hernia repair operations.

We engage Pharmaceutics International Inc, a US based CMO for the purpose of manufacturing our clinical trial batches. In 2021, we encountered issues with our former contract manufacturing organization, or CMO, in Israel in manufacturing clinical trial batches of product mainly due to regulatory failures in its facilities, Good Manufacturing Practices issues and turnover of personnel. We put in place a plan and actions directed at shifting the manufacturing and scale-up operations of PRF-110 to North America and engaged Pharmaceutics International Inc, a U.S.-based CMO for the purpose of manufacturing our clinical trial batches. During 2022, we implemented additional enhancements to our manufacturing process for PRF-110 which were expected to improve the efficiency and scalability of our manufacturing. Following the enhancement to our manufacturing process, we experienced issues with product stability which resulted in delays in the commencement of our planned Phase 3 trial of PRF-110. We were able to overcome these issues by further improving the manufacturing process, and in March 2023, we commenced our Phase 3 clinical trial of PRF-110.

We believe that there is a great unmet need for effective, long-lasting, non-opiate treatments for post-operative pain. The North American post-operative pain treatment market was estimated at $12 billion, and is expected to reach $16 billion and $45 billion worldwide by the end of 2026. These market projections are based on the current generation of post-operative pain products, which largely consist of systemically administered opiates. At present, most of the available analgesics are dosed every four to six hours, requiring nursing attention when in the hospital, or discharge of the patients with an excess of drugs to treat anticipated pain. This exposure to opiates is a significant risk factor leading to opiate abuse disorder (Hah, et al. Chronic Opioid Use After Surgery: Implications for Perioperative Management in the Face of the Opioid Epidemic. 2017). PRF-110 was created to prolong analgesia at the surgical site, thus facilitating early post-operative ambulation, speeding recovery and reducing time in hospital. In addition, it is anticipated that PRF-110 will reduce opiate exposure and thereby lessen the risk of opiate abuse disorder.

Every year, starting in 2017, there are more than 50 million surgical procedures performed annually in the U.S. in both hospitals and in ambulatory surgery centers. We believe that many of these invasive and painful procedures should be eligible for treatment with extended-release ropivacaine through our product, PRF-110. As reported in Pharmacotherapy, 2013, 99% of all surgeries are treated with opiates. The extended-release nature of PRF-110 is intended to reduce pain for up to 72 hours from the time of surgery, thereby obviating/diminishing the need for additional pain medications. There are currently available several extended-release products, mainly Exparel with revenues of over $500 million in 2022 and Zynrelef, with $10 million of revenues in 2022.

We believe that PRF-110 will significantly extend post-operative analgesia, will be significantly less costly to produce than the currently available extended-release product and, unlike that product, will not require delicate handing. We plan to launch PRF-110 either by ourselves or with a strategic partner that is experienced in marketing products in surgical environments.

We expect to continue incurring losses, and negative cash flows from operations until our product, PRF-110, reaches commercial profitability, if at all. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we believe we only have sufficient resources to fund operations through the end of the fourth quarter of 2024, and we will be required to raise additional capital in the future to complete our clinical trials. Therefore, there is substantial doubt about our ability to continue as a going concern.

We expect to continue to incur significant expenses and increasing losses for next several years. Our net losses may fluctuate significantly from period to period, depending on the timing of our planned clinical trials and expenditures on our other research and development and commercial development activities. We expect our expenses will increase substantially over time as we:

•	continue the ongoing and planned preclinical and clinical development of our drug candidates;

•	build a portfolio of drug candidates through the acquisition or in-license of drugs, drug candidates or technologies;

•	initiate preclinical studies and clinical trials for any additional drug candidates that we may pursue in the future;

•	seek marketing approvals for our current and future drug candidates that successfully complete clinical trials;

•	establish a sales, marketing and distribution infrastructure to commercialize any drug candidate for which we may obtain marketing approval;

•	develop, maintain, expand and protect our intellectual property portfolio;

•	implement operational, financial and management systems; and

•	attract, hire and retain additional administrative, clinical, regulatory and scientific personnel.

Corporate Information

We were incorporated under the laws of the State of Israel in November 2007. Our principal executive offices are located at 65 Yigal Alon St., Tel Aviv, Israel 6744316. Our telephone number is +972-3-717-7051. Our corporate website address is www.painreform.com. Information contained on or accessible through our website is not a part of nor incorporated into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Puglisi & Associates, or Puglisi, serves as our authorized representative in the United States for certain limited matters. Puglisi’s address is 850 Library Avenue, Newark, Delaware 19711.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Conditions in the Middle East and in Israel may harm our operations.

Our executive office and research and development facilities are located in Israel. Most of our officers and directors are residents of Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and these terrorist organizations in parallel continued rocket and terror attacks. As a result of the events of October 7, 2023 whereby Hamas terrorists invaded southern Israel and launched thousands of rockets in a widespread terrorist attack on Israel, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. As of the date of this prospectus, we have not been impacted by any absences of personnel at our service providers or counterparties located in Israel. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of the date of this prospectus, we currently have 6 full-time and 1 part-time employees, with 6 employees located in Israel and 1 employee located outside of Israel.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our clinical trials of PRF-110. Of the seven clinical sites currently participating in our clinical trials, none are located in Israel. Additionally, in 2021, we put in place a plan and actions directed at shifting manufacturing and scale-up operations of PRF-110 to North America and engaged Pharmaceutics International, a U.S.-based contract manufacturing organization for the purpose of manufacturing our clinical trial batches. As such, our clinical and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general. if the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be adversely affected.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen). It is possible that hostilities with Hezbollah in Lebanon will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank as well as other hostile countries, such as Iran, will join the hostilities. Such clashes may escalate in the future into a greater regional conflict.  In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen, and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. In recent years, the hostilities involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

•	our ability to continue as a going concern;

•	our history of losses and needs for additional capital to fund our operations and our ability to obtain additional capital on acceptable terms, or at all;

•	our dependence on the success of our initial product candidate, PRF-110;

•	the outcomes of preclinical studies, clinical trials and other research regarding PRF-110 and future product candidates;

•	the impact of the COVID-19 pandemic on our operations;

•	our limited experience managing clinical trials;

•	our ability to retain key personnel and recruit additional employees;

•	our reliance on third parties for the conduct of clinical trials, product manufacturing and development;

•	the impact of competition and new technologies;

•	our ability to comply with regulatory requirements relating to the development and marketing of our product candidates;

•	our ability to establish and maintain strategic partnerships and other corporate collaborations;

•	the implementation of our business model and strategic plans for our business and product candidates;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	the overall global economic environment;

•	our ability to develop an active trading market for our ordinary shares and whether the market price of our ordinary shares is volatile;

•	statements as to the impact of the political and security situation in Israel on our business, including due to the current war between Israel and Hamas; and

•	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization and indebtedness as of June 30, 2024. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

As of June 30, 2024
Actual
(in thousands, except share and per share data)

Cash, cash equivalents and restricted cash	$2,793
Total current liabilities	4,891
Total non-current liabilities	257
Shareholders’ (deficit) equity	(2,041)
Ordinary share par value NIS 0.3 per share; 3,333,333 shares authorized, 578,044 shares issued and outstanding	288
Additional paid-in capital	52,352
Accumulated deficit	(54,681)
Shareholders’ (deficit) equity	$(2,041)

The above discussion and table are based on 578,044 ordinary shares outstanding as of June 30, 2024. This number excludes, as of such date:

•	options to purchase 29,522 ordinary shares with a weighted average exercise price of $73.92 per share, granted under the 2019 PainReform Option Plan;

•	4,106 ordinary shares reserved for future awards under our equity incentive plans; and

•	warrants to purchase 77,185 ordinary shares at a weighted average exercise price of $499.9; and

•
58,333 ordinary shares issuable upon exercise of registered warrants issued to the placement agent or its designees as compensation in connection the April 2024 Private Placement, at an exercise price of $6.0 per share;

•
1,978,600 ordinary shares issuable upon exercise of unregistered warrants issued to the investors in a warrant inducement transaction we completed in September 2024, or the September 2024 Warrant Inducement, at an exercise price of $1.60 per share;

•
69,251 ordinary shares issuable upon exercise of unregistered warrants issued to the placement agent or its designees as compensation in connection with the September 2024 Warrant Inducement, at an exercise price of $2.0 per share; and

•	593,000 ordinary shares issued upon exercise of pre-funded warrants issued to an investor at an exercise price of $0.001 per share since June 30, 2024.

•
989,300 ordinary shares issued to the investors in the September 2024 Warrant Inducement in a private placement we completed in April 2024, or the April 2024 Private Placement, at an exercise price of $1.60 per share;

•	66,108 ordinary shares issued as a result of rounding up of shares following the 1-for-6 reverse share split that we effectuated on September 9, 2024.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our amended and restated articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Articles of Association

Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.  Our Israeli company number is 514056597.  The address of our registered office is 65 Yigal Alon St. Tel Aviv, Israel.

Share Capital

As of September 19, 2024, our authorized share capital consists of 10,000,000 ordinary shares, no par, of which 2,226,452 ordinary shares are issued and outstanding.

All of our ordinary shares have identical voting and other rights in all respects.  All of our issued and outstanding ordinary shares are duly authorized, validly issued, fully paid and non-assessable.  Our amended and restated articles of association and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to citizens of countries that are, or have been, in a state of war with Israel.

Election of Directors

Under our amended and restated articles of association, our board of directors must consist of not less than five (5) but no more than eight (8) directors, including any external directors required to be appointed by the Companies Law.  In August 2024, an extraordinary general meeting of our shareholders approved an amendment to the our Amended and Restated Articles of Association, according to which the Board of Directors, excluding the external directors, if any (who shall be elected and serve in office in strict accordance with the provisions of the Companies Law, if so required by the Companies Law), shall consist of three classes of directors, which are appointed for fixed terms of office in accordance with the Israeli Companies Law and our Amended and Restated Articles of Association, as follows: (i) the term of office of the initial Class I director to expire at the annual general meeting of our shareholders to be held in 2025, (ii) the term of office of the initial Class II director to expire at the annual general meeting of our shareholders to be held in 2026, and (iii) the term of office of the initial Class III director to expire at the annual general meeting of our shareholders to be held in 2027.

Directors (other than external directors), may be elected only in annual general meetings of our shareholders. At each annual general meeting of our shareholders, commencing with the annual general meeting of our shareholders to be held in 2025, each of the successors elected to replace the directors of a class whose term shall have expired at such annual general meeting of our shareholders shall be elected to hold office until the third annual general meeting of our shareholders next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each director shall serve until his or her successor is elected and qualified or until such earlier time as such director’s office is vacated

Directors so elected may not be dismissed from office by the shareholders or by a general meeting of our shareholders prior to the expiration of their term of office. The directors do not receive any benefits upon the expiration of their term of office.

The three classes of directors are Class I Director, Class II Director and Class III Director. Dr. Ehud Geller serves as our Class I Director until the close of the annual meeting to be held in 2025; Prof. Eli Hazum serves as our Class II Director until the close of the annual meeting to be held in 2026; and Mr. Efi Cohen-Arazi serves as our Class III Director until the close of the annual meeting to be held in 2027.

Any amendment, replacement or suspension of our Amended and Restated Articles of Association regarding the election of directors, as described above, require a majority of 65% of the voting power represented at the general meeting of our shareholders in person or by proxy and voting thereon, disregarding abstentions from the count of the voting power present and voting, provided that such majority constitutes more than 20% of our then issued and outstanding share capital.

External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Companies Law.  For further information on the election and removal of external directors, see “Management — External Directors — Election and Dismissal of External Directors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, as filed with the SEC on February 29, 2024.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that Office Holders (as defined in the Companies Law) owe to a company.

An Office Holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an Office Holder to act with the level of care with which a reasonable Office Holder in the same position would have acted under the same circumstances. The duty of loyalty requires that an Office Holder act in good faith and in the best interests of a company. The duty of care includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

●	all other important information pertaining to these actions.

The duty of loyalty requires an Office Holder to act in good faith and for the benefit of a company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

●	refrain from any activity that is competitive with the company;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the Office Holder received as a result of his or her position as an Office Holder.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an Office Holder promptly disclose to the board of directors any personal interest that he or she may have concerning any existing or proposed transaction with a company, as well as any substantial information or document with respect thereof. An interested Office Holder’s disclosure must be made promptly and, in any event, no later than the first meeting of the board of directors at which the transaction is considered.

Under the Companies Law, a “personal interest” includes an interest of any person in an action or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming from one’s ownership of shares in a company. A personal interest furthermore includes the personal interest of a person for whom the Office Holder holds a voting proxy or the interest of the Office Holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy, even if such shareholder itself has no personal interest in the approval of the matter. An Office Holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of a relative of such Office Holder in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Approval Procedure

If an Office Holder has a personal interest in a transaction, approval by the board of directors is required for the transaction, unless the articles of association of a company provide for a different method of approval. Our amended and restated articles of association do not provide for any such different method of approval. Further, so long as an Office Holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the Office Holder that would otherwise be deemed a breach of the duty of loyalty. However, a company may not approve a transaction or action that is adverse to such company’s interest or that is not performed by the Office Holder in good faith. Approval first by a company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction in which an Office Holder has a personal interest. Arrangements regarding the Office Holders’ terms of office and employment (which includes compensation, indemnification or insurance) generally require the approval of the remuneration committee, board of directors and, in certain circumstances, the shareholders, in that order, and must generally be consistent with the Company’s Compensation Policy.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee have a personal interest in the matter, or unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. Generally, if a majority of the members of the audit committee and the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee and/or the board of directors on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Transactions with Controlling Shareholders

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a controlling shareholder or an officer who is a controlling shareholder of a company, a controlling shareholder also includes any shareholder who holds 25% or more of the voting rights if no other shareholder holds more than 50% of the voting rights. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be a single shareholder and may be deemed a controlling shareholder for the purpose of approving such transaction.

Extraordinary transactions, including private placement transactions, with a controlling shareholder or in which a controlling shareholder has a personal interest, and engagements with a controlling shareholder or his or her relative, directly or indirectly, including through a corporation under his or her control, regarding the company’s receipt of services from the controlling shareholder, and if such controlling shareholder is also an office holder or an employee of the company, regarding his or her terms of service or employment, require the approval of the audit committee or remuneration committee, the board of directors and the shareholders of a company by a Special Majority, in that order.

Arrangements regarding the terms of office and employment of a controlling shareholder who is an Office Holder, and the terms of employment of a controlling shareholder who is an employee of a company, require the approval of the remuneration committee, board of directors and the shareholders by a Special Majority, in that order, with respect to Office Holders’ compensation.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect to extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Dividends and Dividend Policy

Dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors. The Articles provide that the Board may from time to time declare, and cause the Company to pay, such dividends as may appear to it to be justified by the profits of the Company and that the Board has the authority to determine the time for payment of such dividends and the record date for determining the shareholders entitled to receive such dividends, provided the date is not before the date of the resolution to distribute the dividend. Declaration of dividends does not require shareholder approval.

Pursuant to our amended and restated articles of association, subject to the rights of holders of shares with limited or preferred rights, ordinary shares shall confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

Payment of dividends may also be subject to Israeli withholding taxes. See “Taxation — Israeli Tax Considerations” in our Annual Report on Form 20-F most recently filed with the SEC for additional information.

Transfer of Shares

Ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer to the Company or its transfer agent together with the certificate of the shares to be transferred and such other evidence, if any, as the directors may require to prove the rights of the intending transferor in the transferred shares.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, declared as enemies of Israel.

Shareholder Meetings

Our amended and restated articles of association provide that an annual general meeting must be held at least once in every calendar year, not later than 15 months after the last preceding annual general meeting, at such time and place as may be determined by the Board. The Board may, in its discretion, convene additional shareholder meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of two directors or one quarter of the directors then in office or upon the demand of the holder or holders of 5% of the Company’s issued share capital and 1% of its voting rights or upon the demand of the holder or holders of 5% of its voting rights. All demands for shareholder meetings must set forth the items to be considered at that meeting. Pursuant to the Companies Law, the holder or holders of 1% of the Company’s voting rights may request the inclusion of an item on the agenda of a future shareholder meeting, provided the item is appropriate for discussion at a shareholder meeting.

The agenda for a shareholder meeting is determined by the Board and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of 1% of the Company’s voting rights. According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies, or the General Meeting Regulations, holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or, if the Company publishes a preliminary notice at least 21 days prior to publicizing the convening of a meeting (stating its intention to convene such meeting and the agenda thereof), within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the Articles.

Pursuant to the Companies Law and regulations promulgated thereunder with respect to the convening of general meetings in a public company, shareholder meetings generally require prior notice of not less than 21 days, and for certain matters specified in the Companies Law, not less than 35 days. The function of the annual general meeting is to elect directors in accordance with the Articles, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and fix their remuneration and transact any other business which under the Articles or applicable law may be transacted by the shareholders of a company in general meeting.

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.  The quorum required for our general meetings of shareholders is of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of our outstanding voting rights.  A meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine.  At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “— Shareholder Meetings.”

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval described under “Management — Fiduciary duties and approval of specified related party transactions under Israeli law — Disclosure of personal interests of a controlling shareholder and approval of transactions” and (iii) approval of certain compensation-related matters require the approval described under “— Board of directors and officers — Compensation Committee” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, as filed with the SEC on February 29, 2024. Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.  Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register and register of significant shareholders (as defined in the Companies Law), our amended and restated articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to: (i) any action or transaction with a related party which requires shareholder approval under the Companies Law; or (ii) the approval, by the board of directors, of an action in which an office holder has a personal interest. We may deny a request to review a document if we determine that the request was not made in good faith, or if such denial is necessary to protect our interest or protect a trade secret or patent.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward a company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and at class shareholder meetings with respect to the following matters:

●	an amendment to the company’s articles of association;

●	an increase of the company’s authorized share capital;

●	a merger; or

●	approval of interested party transactions and acts of Office Holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.

Certain shareholders have a further duty of fairness toward a company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote or a shareholder class vote and any shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Mergers and Acquisitions under Israeli Law

(i) Mergers

The Companies Law permits merger transactions if approved by each party’s board of directors, and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

(ii) Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each of member of the board of directors have in the offer or stems therefrom.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

(iii) Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also provides, subject to certain exceptions, that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares unless tendering an offer to purchase all of the outstanding shares of the company or the applicable class of the shares. If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the purchaser may provide in its offer that an offeree who accepted the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights.  As of the closing of this offering, no preferred shares will be authorized under our amended and restated articles of association.  In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares.  The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting.  The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “— Voting Rights.”

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital.  Any such change is subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting.  In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent

The transfer agent and registrar for our ordinary shares is American Stock Transfer and Trust Company.  Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is 800-937-5449.

Exchange Controls

There are no Israeli government laws, decrees or regulations that restrict or that affect our export or import of capital or the remittance of dividends, interest or other payments to non-resident holders of our securities, including the availability of cash and cash equivalents for use by us and our wholly-owned subsidiaries, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel or otherwise as set forth under “Taxation.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 21 and “Incorporation of Certain Documents by Reference” beginning on page 22. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 29 and “Incorporation of Certain Documents by Reference” beginning on page 29. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 29 and “Incorporation by Reference” beginning on page 29. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best-efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Doron, Tikotzky, Kantor, Gutman & Amit Gross, Bnei Brak, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and Greenberg Traurig, LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholder are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at https://painreform.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-39481). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

●
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 29, 2024, and any amendment or report filed for the purpose of further updating that description.

●
Our Reports on Form 6-K filed with the SEC on March 7, 2024, April 2, 2024 (solely with respect to the first paragraph of the press release attached thereto as Exhibit 99.1), April 8, 2024, April 9, 2024 (solely with respect to the first and second paragraphs of the press release attached thereto as Exhibit 99.1), April 16, 2024, April 17, 2024, May 15, 2024, May 31, 2024, June 26, 2024, July 9, 2024, August 13, 2024, August 15, 2024, August 26, 2024, August 28, 2024, September 4, 2024, September 10, 2024 and September 11, 2024 (to the extent expressly incorporated by reference into our effective registration statements).

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at 65 Yigal Alon St., Tel Aviv, Israel 6744316. Our telephone number is +972 3 7177051.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel.  Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the U.S., may be difficult to obtain within the U.S.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.  The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel, Doron Tikotzky Kantor Gutman & Amit Gross, that it may be difficult to initiate an action with respect to U.S. securities law in original actions instituted in Israel or obtain a judgement based on the civil liability provisions of the U.S. federal securities laws.  Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim.  In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim.  If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process.  Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$0	(1)
FINRA filing fee		$500	(2)
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*
Total	$	*

(1) We previously registered securities in the aggregate offering price of $100,000,000 pursuant to the Registration Statement on Form F-3 (File No. 333-259318) filed with the SEC on September 3, 2021, or the Prior Registration Statement. As of the date of this registration statement, we have sold $4,211,045.67 worth of securities under the Prior Registration Statement, leaving a balance of $95,788,954.33 of unsold securities under the Prior Registration Statement, or the Unsold Securities. We expect to carry forward to this registration statement $95,788,954.33 of the Unsold Securities, or the Carry Forward Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The $10,910 previously paid filing fee relating to such Carry Forward Securities under the Prior Registration Statement will continue to be applied to such Carry Forward Securities registered on this registration statement. For reasons stated above, the net SEC registration fee due is $0. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, we sell any Unsold Securities pursuant to the Prior Registration Statement, we will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(2) The FINRA Fee is equal to the sum of 0.015% of the proposed maximum aggregate offering amount plus $500.00. Because all securities are being carried forward from the Prior Registration Statement and the Company paid the FINRA Fee in connection with the Prior Registration Statement, the proposed maximum aggregate offering amount is treated as $0.

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

PainReform Ltd.

Up to $1,350,000
Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

October 16, 2024